LIMITED POWER OF ATTORNEY
                                      FOR
                         Manulife (Singapore) Pte. Ltd.
                             SECTION 16(a) FILINGS

The undersigned, Manulife (Singapore) Pte. Ltd. (UEN: 198002116D) with registered address at 8 Cross Street #15-01 Manulife Tower Singapore 048424, hereby constitutes and appoints with full power of substitution each of Daniel Beauregard, Suzanne Cartledge, Christopher Sechler, Betsy Anne Seel, Edward P. Macdonald, and David Pemstein, each with a business address at 197 Clarendon Street, Boston, Massachusetts 02116, acting singly, as the undersigned's true and lawful attorney-in-fact to:

      (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding Manulife (Singapore) Pte. Ltd.in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

      (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that the foregoing attorneys-in-fact are not assuming the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as a deed as of this 5th day of December 2022.

Executed as a deed

For and on behalf of
Manulife (Singapore) Pte. Ltd.

/s/ Khoo Kah Siang
-------------------------------------
Name: Khoo Kah Siang
Title: Director


In the presence of the following witness:

/s/ Roy Ho Ruo Sheng
-------------------------------------
Name: Roy Ho Ruo Sheng
Address: 8 Cross Street #15-01 Manulife Tower Singapore 048424